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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                               OF RECAPITALIZATION

                           DATED AS OF APRIL 10, 2001

                                      AMONG

                              HALLIBURTON COMPANY,

                            THE SELLER NAMED HEREIN,

                                       AND

                              DEG ACQUISITIONS, LLC

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.   Definitions....................................................2
Section 1.02.   Rules of Construction..........................................2

                                   ARTICLE II
                                SALE AND PURCHASE

Section 2.01.   Sale and Purchase of Securities................................2
Section 2.02.   Sale and Purchase of BV Companies..............................4
Section 2.03.   Cash Consideration.............................................4
Section 2.04.   The Closings...................................................4
Section 2.05.   Pre-Closing Transactions.......................................5
Section 2.06.   Transactions at the First Closing..............................5
Section 2.07.   Transactions at the Second Closing.............................7
Section 2.08.   Adjustment of the Preliminary Purchase Price...................8
Section 2.09.   Procedures for Calculating the Purchase Price Adjustment.......9
Section 2.10.   Adjustments to Net Equity.....................................11
Section 2.11.   Allocation of Purchase Price Adjustment.......................13
Section 2.12.   Amendments to Effect Recapitalization.........................13
Section 2.13.   Delayed Purchases.............................................13
Section 2.14.   Joint Ventures................................................14

                                   ARTICLE III
     REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER INDUSTRIES

Section 3.01.   Organization and Qualification................................15
Section 3.02.   Authorization of Agreement....................................15
Section 3.03.   Approvals.....................................................16
Section 3.04.   No Violation..................................................16
Section 3.05.   No Brokers....................................................16
Section 3.06.   Title to Securities...........................................17

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

Section 4.01.   Organization..................................................17
Section 4.02.   Authorization of Agreement....................................17
Section 4.03.   Approvals.....................................................18
Section 4.04.   No Violation..................................................18
Section 4.05.   Title to Securities...........................................18

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                        i

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                                    ARTICLE V
     REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS OF THE COMPANY GROUPS

Section 5.01.   Organization; Subsidiaries....................................19
Section 5.02.   Organizational Documents; Authorization; No Violation.........20
Section 5.03.   Capitalization................................................20
Section 5.04.   Title to Properties...........................................21
Section 5.05.   Financial Statements..........................................22
Section 5.06.   Authorizations................................................23
Section 5.07.   Compliance With Laws; Regulation of Businesses................24
Section 5.08.   Taxes.........................................................24
Section 5.09.   Principal Contracts...........................................26
Section 5.10.   Employees.....................................................26
Section 5.11.   Environmental Matters.........................................30
Section 5.12.   Litigation....................................................31
Section 5.13.   Material Adverse Changes......................................31
Section 5.14.   Customers and Suppliers.......................................32
Section 5.15.   Adequacy of Assets............................................32
Section 5.16.   Full Disclosure...............................................32
Section 5.17.   Disclaimers...................................................32

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES REGARDING ACQUIROR

Section 6.01.   Organization and Qualification................................33
Section 6.02.   Authorization of Agreement....................................33
Section 6.03.   Approvals.....................................................34
Section 6.04.   No Violation..................................................34
Section 6.05.   Commitment Letters............................................34
Section 6.06.   No Brokers....................................................34
Section 6.07.   Transitory Merger Sub.........................................34

                                   ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES REGARDING BUYERS

Section 7.01.   Organization..................................................35
Section 7.02.   Authorization of Agreement....................................35
Section 7.03.   Approvals.....................................................35
Section 7.04.   No Violation..................................................35
Section 7.05.   Investment in Securities......................................36

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                       ii

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                                  ARTICLE VIII
                             COVENANTS OF THE PARENT

Section 8.01.   Affirmative Covenants Regarding
                Operation of the Businesses...................................36
Section 8.02.   Negative Covenants Regarding the
                Operation of the Businesses...................................37
Section 8.03.   Access to Information.........................................41
Section 8.04.   Insurance Benefits............................................41
Section 8.05.   Compliance with Competition Laws Applicable
                to Designated Regulatory Assets...............................42
Section 8.06.   Covenant Not to Compete.......................................44
Section 8.07.   Nonsolicitation...............................................45
Section 8.08.   Accountants' Opinion and Consents.............................46
Section 8.09.   Financing.....................................................46
Section 8.10.   Financial Statements..........................................48
Section 8.11.   Assignments...................................................48
Section 8.12.   Release of Liens..............................................48
Section 8.13.   Environmental Schedules.......................................48
Section 8.14.   Use of Dresser Name...........................................48

                                   ARTICLE IX
                            COVENANTS OF THE ACQUIROR

Section 9.01.   Confidentiality Agreement.....................................49
Section 9.02.   Corporate Name................................................49
Section 9.03.   Surety Arrangements...........................................49
Section 9.04.   Dresser Valve Division Contracts..............................49

                                    ARTICLE X
                                MUTUAL COVENANTS

Section 10.01.  Cooperation...................................................50
Section 10.02.  Ancillary Agreements..........................................52
Section 10.03.  Public Announcements..........................................53
Section 10.04.  Transfer Taxes................................................53
Section 10.05.  Expenses......................................................53
Section 10.06.  Tax Matters...................................................53
Section 10.07.  Offers to Employees...........................................56
Section 10.08.  Related Party Contracts.......................................57
Section 10.09.  Litigation Support............................................57
Section 10.10.  Post-Closing Matters..........................................58

                                   ARTICLE XI
                           CONDITIONS TO FIRST CLOSING

Section 11.01.  Conditions to Obligations of
                Each Party Under This Agreement...............................59

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                       iii

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Section 11.02.  Additional Conditions to the Parent's Obligations.............60
Section 11.03.  Additional Conditions to the Acquiror's Obligations...........61

                                   ARTICLE XII
                                 INDEMNIFICATION

Section 12.01.  Survival of Representations, Warranties,
                Covenants and Agreements......................................63
Section 12.02.  General Indemnification by the Parent.........................64
Section 12.03.  General Indemnification by the Acquiror.......................68
Section 12.04.  Procedures....................................................69
Section 12.05.  Special Environmental Indemnification Provisions..............72
Section 12.06.  Punitive Damages..............................................75
Section 12.07.  Failure of Acquiror to Close..................................75
Section 12.08.  No Right of Contribution......................................75
Section 12.09.  Specific Performance..........................................75
Section 12.10.  Sole Remedy...................................................75

                                  ARTICLE XIII
                        TERMINATION, AMENDMENT AND WAIVER

Section 13.01.  Termination...................................................76
Section 13.02.  Effect of Termination.........................................77
Section 13.03.  Amendment.....................................................77
Section 13.04.  Waiver........................................................77

                                   ARTICLE XIV
                                  MISCELLANEOUS

Section 14.01.  Notices.......................................................77
Section 14.02.  Headings......................................................79
Section 14.03.  Severability..................................................79
Section 14.04.  Entire Agreement..............................................79
Section 14.05.  Assignment....................................................80
Section 14.06.  Successors; Parties in Interest...............................80
Section 14.07.  Failure or Indulgence Not Waiver; Remedies Cumulative.........80
Section 14.08.  Disclosure Letters............................................80
Section 14.09.  Governing Law.................................................80
Section 14.10.  Arbitration...................................................80
Section 14.11.  Confidentiality Agreements....................................81
Section 14.12.  Counterparts..................................................81

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                       iv

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ANNEXES

     Annex A        --    Definitions.
     Annex B        --    Reorganization (Components and Procedure).
     Annex C        --    List of the Seller, Buyers and BV Companies and
                          BV Allocable Purchase Price.
     Annex D        --    Allocation Procedures for Purchase Price Adjustment.

APPENDICES

     Appendix I     --    Form of Merger Agreement.
     Appendix II    --    Forms of Releases of Intercompany Indebtedness.
     Appendix III   --    Forms of Releases of Claims.
     Appendix IV    --    Form of Assignment of Name.
     Appendix V     --    Form of Highway 6 Lease Agreement.
     Appendix VI    --    Form of Employee Benefits Agreement.
     Appendix VII   --    Form of Transition Services Agreement.
     Appendix VIII  --    Form of Stockholders' Agreement.
     Appendix IX    --    Form of Category 2A Purchase and Sale Agreement.
     Appendix X     --    Form of Opinion of Acquiror's Counsel.
     Appendix XI    --    Form of Opinion of Parent's Counsel.

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                        v

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                                                                  EXECUTION COPY

           AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION

          This AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION (this "Agreement") dated as of April 10, 2001, is by and among Halliburton Company, a Delaware corporation (the "Parent"), Dresser B.V., a Netherlands company and a wholly owned indirect Subsidiary of the Parent (the "Seller") and DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror"). This Agreement amends and restates in its entirety that certain Agreement and Plan of Recapitalization dated as of January 30, 2001 by and among the Parent, the Seller and the Acquiror, as amended by Amendatory Agreement No. 1 thereto, dated March 2001, and Amendatory Agreement No. 2 thereto, dated March 2001. References in this Agreement to the "date of this Agreement," or "the date hereof" shall refer to January 30, 2001.

                                    RECITALS:

          The Parent has determined to redeploy a significant portion of its assets. Accordingly, the Parent desires to sell, and the Acquiror has determined to purchase, certain interests in the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

          In order to accomplish this transaction, the Parent will, in consultation with the Acquiror and in the manner set forth herein, prior to the First Closing effect the Reorganization described in Annex B of the various legal entities that comprise the Dresser Equipment Group.

          After giving effect to the Reorganization, (a) the Parent desires to cause Dresser Industries and DEGI to engage, and the Acquiror desires to engage, and to cause Transitory Merger Sub to engage, in the transactions contemplated by Article II herein at the First Closing and (b) immediately following the First Closing, the Parent desires to cause the Seller to engage, and the Acquiror desires to cause the Buyers to engage, in the transactions contemplated by Article II herein at the Second Closing.

          On March 28, 2001, DEGI changed its legal name from "Dresser Equipment Group, Inc." to "Dresser, Inc." References in this Agreement (including the exhibits, annexes and schedules hereto) to "Dresser Equipment Group, Inc." shall mean Dresser, Inc.

          NOW, THEREFORE, the parties hereto, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01. Definitions. Capitalized and other terms used in this Agreement are defined in Annex A attached hereto and are used herein with the meanings ascribed to them therein.

          Section 1.02.  Rules of Construction.

          (a)  Unless the context otherwise requires, as used in this Agreement:
               (i) a term defined in Annex A has the meaning ascribed to it in Annex A; (ii) an accounting term not defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including without limitation;" (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender shall be construed to apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes and Appendices hereto; (viii) the terms "Article," "Section," "Annex" and "Appendix" shall refer to the specified Article, Section, Annex or Appendix of or to this Agreement; (ix) the term "Schedule" shall refer to the appropriate Schedule to the Parent's Disclosure Letter or the Acquiror's Disclosure Letter; and (x) the phrases "pursuant to," "as described in" and "subject to the terms of," when used with reference to a particular Section of this Agreement, or words of similar import, shall refer to such Section and to any Schedule of the Parent's Disclosure Letter or the Acquiror's Disclosure Letter referenced therein.

          (b) A reference to any Person includes such Person's successors and permitted assigns.

          (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined in Annex A) are expressly specified.

          (d) Each Annex and Appendix identified in this Agreement is incorporated herein by reference and made a part hereof for all purposes.

          (e) The Parent and the Acquiror, each represented by legal counsel, have each participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation should arise, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II

                                SALE AND PURCHASE

          Section 2.01. Sale and Purchase of Securities. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause DEGI and Dresser Industries to engage at the First Closing in the following transactions, and the Acquiror agrees to engage and to cause the Transitory Merger Sub to engage at the First Closing in the following transactions:

                              HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

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               (a)  The Acquiror shall purchase from Transitory Merger Sub, upon original issue, common stock of Transitory Merger Sub for cash in an amount in U.S. Dollars (which the Acquiror estimates will be approximately $400,000,000) equal to at least the Purchase Price, plus fees and expenses incurred by the Acquiror in connection with the transactions contemplated hereby (other than fees or discounts related to the Loan) less the Loan (the "Investment");

               (b) DEGI shall borrow an amount in cash in U.S. Dollars equal to at least $970,000,000 (nine hundred seventy million dollars) (the net proceeds to DEGI pursuant to this clause (b), being the "Loan"), comprised of (i) borrowings from a syndicate of Lenders on Terms contemplated by the Commitment Letter Term Sheet attached to the Bank Commitment Letter and (ii) the proceeds from the issuance of senior subordinated notes in a private placement of such notes or borrowings from a syndicate of Lenders on the Terms contemplated by the Commitment Letter Term Sheet attached to the Bridge Commitment Letter; and

               (c) The Acquiror and the Parent shall cause the merger (the "Merger") of Transitory Merger Sub with and into DEGI, which shall be the corporation surviving the Merger, to be effected through execution and delivery of the Merger Agreement and the filing thereof with the Secretary of State of Delaware, pursuant to which:

                    (i) All the issued and outstanding capital stock of Transitory Merger Sub shall be converted into an aggregate number of shares of common stock of DEGI ("DEGI Common Stock") equal to (i) the total number of shares of DEGI Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949;

                    (ii) subject to the provisions of clause (iii) of this subsection (c), the number of shares of DEGI Common Stock owned by Dresser Industries equal to (i) the total number of shares of DEGI Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949 shall be converted into the right to receive cash in an aggregate amount equal to (A) the DEGI Group Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by (B) a portion of the Purchase Price Adjustment determined in accordance with the Allocation Procedures (the "Merger Consideration") (with the balance of the shares of DEGI Common Stock owned by Dresser Industries to remain outstanding); and

                    (iii) if any Management Shares are outstanding at the
                          effective date of the Merger, then (A) the number of shares of DEGI Common Stock converted into the right to receive cash pursuant to clause (ii) of this subsection (c) shall be increased by a number equal to the number of

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

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                          Management Shares and (B) the consideration payable to
                          Dresser Industries in connection with the Merger shall be increased by the amount of the cash consideration received by DEGI against the issuance of such Management Shares.

               (d) Any Management Shares issued by DEGI prior to the First Closing shall be sold to management employees at a price per share not less than an amount equal to the Merger Consideration plus the BV Consideration divided by the number of shares of DEGI Common Stock to be converted by Dresser Industries in the Merger as determined pursuant to clause (ii) of subsection 2.01(c) before giving effect to clause (iii) of subsection 2.01(c).

          Section 2.02. Sale and Purchase of BV Companies. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause the Seller to engage at the Second Closing in the following transactions, and the Acquiror agrees to cause each of the Buyers to engage at the Second Closing in the following transactions: The Seller shall assign to the appropriate Buyer as indicated on Annex C hereto, and such Buyer shall accept, the Equity Securities of the BV Company whose name is set forth next to the name of such Buyer on Annex C hereto. In consideration for such assignments, the Buyers shall pay to the Seller cash in U.S. Dollars in an aggregate amount equal to (a) the BV Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by (b) a portion of the Purchase Price Adjustment determined in accordance with the Allocation Procedures (the "BV Consideration").

          Section 2.03.  Cash Consideration.

          (a) The aggregate cash consideration to be paid to Dresser Industries and the Seller for engaging in the transactions contemplated by Sections 2.01 and 2.02 herein shall consist of the Purchase Price. The "Purchase Price" shall be equal to the Preliminary Purchase Price as adjusted by the Purchase Price Adjustment in accordance with Sections 2.08 and 2.09.

          (b) The parties hereto have agreed that the "Preliminary Purchase Price" shall be equal to (i) U.S. $1,309,111,797 (one billion three hundred nine million one hundred eleven thousand seven hundred ninety-seven dollars) less (ii) the amount which, when taken together with the aggregate consideration paid to acquire the Management Shares, equals 5.1% of the Equity of DEGI.

          Section 2.04.  The Closings.

          (a) The transactions contemplated by Section 2.01 shall be consummated (the "First Closing") on the date and at the time and place determined pursuant to this subsection (a). The First Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 on the Closing Date. The "Closing Date" shall be the fifteenth (15th) Business Day following the date on which the Closing Conditions (other than conditions that can be satisfied only by delivery of

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               certificates or other documents at the Closings and where such delivery is in the control of a party hereto) have been fulfilled or waived. If such date is not a Business Day, then the Closing Date shall be the next succeeding Business Day.

          (b) Upon fulfillment or waiver of the Closing Conditions to which reference is made in subsection (a) of this Section, either the Parent or the Acquiror may give the other notice thereof (the "Closing Notice") and the date of receipt of such Closing Notice determined in accordance with Section 14.01 shall be the first Business Day of the time periods therein referenced.

          (c) Immediately following the First Closing, the transactions contemplated by Section 2.02 shall be consummated (the "Second Closing"). The Second Closing shall be held at the same location as the First Closing. The consummation of the Second Closing shall be a condition subsequent to the consummation of the First Closing, such that if the Second Closing shall not occur immediately following the First Closing either the Parent or the Acquiror shall be entitled to cause the rescission of the transactions consummated at the First Closing.

          Section 2.05.  Pre-Closing Transactions.

          (a) Prior to the First Closing, the Parent shall effect the Reorganization described in Annex B. The Parent and the Acquiror shall cooperate with each other with respect to the implementation of the Reorganization described in Annex B, including actions involving filings with Governmental Authorities, the execution of agreements, transfer documents and similar instruments and the issuance of securities. If the Parent and the Acquiror consent in writing to any action that is inconsistent with the transactions described on Annex B hereto, then Annex B shall, automatically and without further action by the parties hereto, be deemed to have been amended to the extent necessary to permit such action.

          (b) The Parent shall prior to the First Closing cause the outstanding DEGI Common Stock to be subdivided pursuant to a stock split on a basis that is mutually satisfactory to the Acquiror and the Parent.

          (c) In any case in which the Reorganization, as the Reorganization may be amended as provided in subsection (a) of this Section 2.05 prior to the First Closing, requires that a member of a Company Group be "formed" or otherwise implies that it must be organized de novo, the parties hereto acknowledge that counsel to, or other representatives of, the Parent or the Acquiror may, in lieu of a legal entity organized de novo, use a previously formed legal entity "off the shelf" for such purpose ( herein called a "Shelf Entity").

          Section 2.06. Transactions at the First Closing. Subject to the terms and conditions of this Agreement, the Parent shall at the First Closing cause DEGI to do and perform the following actions

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
and to deliver the following documents, and the Acquiror shall do and perform the following actions and deliver the following documents. At the First Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed to occur simultaneously with each other event:

          (a)  Financial Transactions:

               (i) The Acquiror shall purchase from the Transitory Merger Sub upon original issue shares of common stock for cash in the amount of the Investment;

               (ii) DEGI shall execute and deliver the Loan Documents against the funding of the full amount of the Loan to DEGI by wire transfer of immediately available funds to the wire transfer address of DEGI provided in written instructions to the Acquiror not less than three (3) Business Days prior to the Closing Date; and

               (iii) the Parent and the Acquiror shall cause the Merger to be effected in accordance with subsection (c) of Section 2.01; provided, however, that the amount of cash to be paid to Dresser Industries pursuant to the Merger at the time of the First Closing (subject to adjustment pursuant to Sections 2.08 and 2.09) shall be an aggregate amount equal to the DEGI Group Preliminary Purchase Price Percentage times the Estimated Purchase Price. The consideration to be received by Dresser Industries pursuant to the Merger shall be paid to Dresser Industries by wire transfer of immediately available funds to the wire transfer address of Dresser Industries provided in written instructions by the Acquiror not less than three (3) Business Days prior to the Closing Date.

          (b) Ancillary Agreements. The parties to each Ancillary Agreement shall execute and deliver such Ancillary Agreement.

          (c) Intercompany Indebtedness. Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the DEGI Group or by any member of the DEGI Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the First Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (d) The Parent shall at the First Closing execute, where appropriate, and deliver to the Acquiror the following documents:

               (i) A release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the DEGI Group with respect to the operation or conduct of the Businesses prior to the Closing Date;

               (ii)  A certificate in the form required by Treasury Regulation
                     Section 1.1445-2; and

               (iii) such other documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

          (e) The Acquiror shall at the First Closing execute, where appropriate, and deliver to the Parent such documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

          Section 2.07. Transactions at the Second Closing. Subject to the terms of this Agreement and to the condition that the First Closing shall have been effected, the Parent shall cause the Seller at the Second Closing to do and perform the following actions and to deliver the following documents, and the Acquiror shall do and perform the following actions and cause the Buyers at the Second Closing to do and perform the following actions and to deliver the following documents. At the Second Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed, except as otherwise provided in subsection (b) of this Section, to occur simultaneously with each other event:

          (a) The Parent shall cause the Seller to deliver, in the sequence provided on Annex C, to the appropriate Buyer the certificate or certificates evidencing the Equity Securities of the BV Companies to be sold by it at the Second Closing in accordance with Annex C, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of the Buyer;

          (b) The Acquiror shall cause the Buyers to deliver or cause to be delivered to the Seller cash in the amount of the BV Preliminary Purchase Price Percentage times the Estimated Purchase Price. Such amount shall be paid in United States Dollars by wire transfer of immediately available funds to the wire transfer address of the Seller provided in written instructions by the Seller not less than three (3) Business Days prior to the Closing Date.

          (c) Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the BV Group or by any member of the BV Group

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the Second Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.

          (d) The Parent shall at the Second Closing execute, where appropriate, and deliver to the Acquiror, a release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the BV Group with respect to the operation or conduct of the Businesses prior to the Closing Date.

          Section 2.08.  Adjustment of the Preliminary Purchase Price.

          (a) By no later than five (5) Business Days after the delivery of a Closing Notice, the Parent shall deliver to the Acquiror on a consolidated basis, (i) the balance sheet of the Businesses as of December 31, 2000 and the related statement of results of operations for the twelve months then ended (the "Year-End Financial Statements") and (ii) the balance sheet (the "Estimated Balance Sheet") as of the close of business on the last day of the most recently completed calendar month for which internal management financial statements are available (the "Estimated Balance Sheet Date") and the related statement of results of operations of the Businesses for the period beginning on January 1, 2001 and ending on the Estimated Balance Sheet Date (together with the Estimated Balance Sheet, the "Estimated Financial Statements"). The Year End Financial Statements and the Estimated Financial Statements shall be prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements. The Year End Financial Statements shall present fairly the financial position and the results of operations of the Businesses as of the date and for the period then ended and the Estimated Financial Statements shall, to the extent reasonably practicable in light of the purpose for which they were prepared and the time parameter provided in this subsection, present fairly the financial position and results of operations of the Businesses as of the date and for the period then ended.

          (b) The "Estimated Purchase Price" shall mean the Preliminary Purchase Price adjusted by the Estimated Purchase Price Adjustment. The Preliminary Purchase Price shall be increased by a positive Estimated Purchase Price Adjustment and decreased by a negative Estimated Purchase Price Adjustment.

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (c) The "Estimated Purchase Price Adjustment" shall be an amount equal to the increase (positive) or decrease (negative) in the Net Equity as of the Initial Balance Sheet Date to the Estimated Balance Sheet Date, determined, in accordance with Section 2.10, by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Estimated Balance Sheet Date; provided, however, that, if the amount of such Estimated Purchase Price Adjustment is less than U.S. $10,000,000 (ten million dollars), whether positive or negative, the Estimated Purchase Price Adjustment shall be deemed to be $0.

          (d) For purposes of the determination of the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, Intercompany Indebtedness shall be classified and reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet neither as an asset nor a liability.

          Section 2.09.  Procedures for Calculating the Purchase Price
Adjustment.

          (a) Following the end of the calendar month in which the First Closing shall occur, the Acquiror shall cause to be prepared and delivered to the Parent, no later than ninety (90) days following the end of such month, on a consolidated basis, the Closing Financial Statements, prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements which shall be certified by Arthur Andersen LLP as presenting fairly the financial position of the Businesses as of the Closing Date. Thereafter, the Acquiror shall promptly provide to the Parent such supporting work papers or other supporting information as may be reasonably requested by the Parent, including access to the work papers of Arthur Andersen LLP prepared in connection with the audit of the Initial Financial Statements and the audit of the Closing Financial Statements. To the extent that the judgment of management of the Businesses is relied upon for any estimate used to prepare the Closing Balance Sheet as required or permitted by U.S. GAAP, such judgment shall not differ in any material respect from the judgment relied upon for the same or any similar estimate used to prepare the Initial Financial Statements unless there has been a material change since the date of the Initial Financial Statements in the facts upon which such judgment is based.

          (b) If the Parent shall have any objections to the Closing Balance Sheet, the Parent shall within twenty (20) Business Days following receipt of the Closing Balance Sheet so notify the Acquiror, stating in reasonable detail the basis for any such objections; provided, however, that the only bases for objection shall be (i) non-compliance with the standards set forth in subsection (a) of this Section for the preparation of the Closing Balance Sheet and (ii) computational errors. If the Parent fails to notify the Acquiror of any such objections in writing within such twenty (20) Business Day period, the Parent shall be deemed to have concurred with the Closing Balance Sheet. Otherwise, following any such notification, the Acquiror and the Parent shall endeavor in good faith for a period not to exceed twenty
               (20) Business Days to

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               resolve their differences (the "Differences"). If the parties are unable to resolve all their Differences and have not agreed in writing to extend the resolution period, either the Parent or the Acquiror shall, if the aggregate amount of the unresolved Differences does not exceed U.S. $10 million, be entitled for a period of twenty (20) additional Business Days to request the Accounting Firm to resolve the unresolved Differences or, if the aggregate amount of the unresolved Differences exceeds $10 million, to apply for arbitration pursuant to the provisions of
               Section 14.10. If the parties are unable to resolve all their Differences but neither party shall apply to the Accounting Firm or for arbitration for resolution of the remaining Differences, the determinations set forth in the Closing Balance Sheet, as adjusted for those Differences that the parties were able to resolve, shall be deemed to be dispositive.

          (c) If either party shall request the Accounting Firm to resolve the unresolved Differences, both parties shall cooperate with the Accounting Firm and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The Accounting Firm shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection (a) of this Section or as soon thereafter as possible. Upon completion of its task, the Accounting Firm shall notify each party of its determination of the matters subject to the Differences, which determination shall be conclusive. The fees and expenses of the Accounting Firm shall be borne 50% by the Parent and 50% by the Acquiror.

          (d) If either party shall apply for arbitration to resolve the unresolved Differences, or if the Accounting Firm is unable to resolve the Differences, both parties shall cooperate with the arbitration tribunal and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The arbitration tribunal shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection (a) of this Section or as soon thereafter as possible. The determination of the arbitration tribunal with respect to the Differences shall be conclusive. Unless differently awarded by the arbitration tribunal, the fees and expenses of arbitration shall be borne 50% by the Parent and 50% by the Acquiror.

          (e) The "Purchase Price Adjustment" shall mean an amount equal to the increase (positive) or decrease (negative) in the Net Equity of the Businesses from the Initial Balance Sheet Date to the Closing Date in accordance with Section 2.10, determined by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Closing Date (based on the Closing Balance Sheet as finally determined pursuant to subsections (a) through (d) of this Section).

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (f) The result obtained by subtracting the Estimated Purchase Price Adjustment from the Purchase Price Adjustment is referred to as the "Post-Closing Payment Amount." The Post-Closing Payment Amount shall be paid by the Acquiror to the Parent if it is positive or by the Parent to the Acquiror if it is negative, in cash in United States Dollars, by wire transfer of immediately available funds to the wire transfer address of the Acquiror provided in written instructions to the Parent or to the wire transfer address of the Parent provided in written instructions to the Acquiror, as appropriate, on the third (3rd) Business Day following the date on which the procedures in this Section 2.09 have been completed. The Post-Closing Payment Amount shall bear simple interest at the lowest interest rate applicable under the revolving credit agreement referred to in the Commitment Letter Term Sheets from the Closing Date to the date of such payment, inclusive.

          (g) If, notwithstanding the representations and warranties set forth in subsection (a) of Section 5.05 herein, it shall be determined that the Initial Financial Statements were not in fact prepared in accordance with U.S. GAAP, the Closing Financial Statements prepared pursuant to subsection (a) of Section 2.09 need not be prepared consistently with the Initial Financial Statements to the extent and only to the extent that such Initial Financial Statements were not prepared in accordance with U.S. GAAP. If the Closing Financial Statements are not prepared consistently with the Initial Financial Statements pursuant to this subsection (g) of Section 2.09 and such inconsistency results in a decrease in the amount of the Purchase Price Adjustment, any indemnification to be paid by the Parent to the Acquiror with respect to any such breach of the representations and warranties in Section 5.05 that caused the Purchase Price Adjustment shall be reduced by the amount of such decrease.

          Section 2.10. Adjustments to Net Equity. In determining the Estimated Purchase Price Adjustment and the Purchase Price Adjustment pursuant to Sections
2.08 and 2.09, the Net Equity reflected in the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet shall be adjusted as follows:

          (a) Solely for the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, the Net Equity reflected in each of such Balance Sheets shall be adjusted to exclude the following assets and liabilities in order that these assets and liabilities shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment: (i) The Highway 6 Real Property; (ii) the accumulated projected benefit obligation for the postretirement medical and life benefits; (iii) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No. 164); (iv) reserves for uninsured litigation; and (v) the self-insurance reserves for workers' compensation, general liability, product liability and automobile liability. For the purpose of clarity of identification of the foregoing items, the amounts reflected on, or missing from, the Initial Balance Sheet for each of the above listed items is as follows: (A) Real Property subject to the Highway 6 Deed: $12.4 million, (B) the

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               accumulated projected benefit obligation for the post-retirement medical and life benefits: $128.3 million, (C) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No. 164): $9.0 million, (D) reserves for uninsured litigation: $10 million, and (E) the self-insurance reserves, including case reserves and IBNR, for workers' compensation, general liability, product liability and automobile liability: $21.7 million.

          (b) The Initial Balance Sheet includes an asset in the amount of $14,708,000 (fourteen million seven hundred and eight thousand dollars) representing the assets in excess of liabilities of the Dresser Canada Retirement Income Plan. This $14,708,000 asset is not an asset of a member of a Company Group and should not have been included in the Initial Financial Statements. In computing Net Equity at the Initial Balance Sheet Date, the Net Equity shall be reduced by $14,708,000, but this reduction shall not be made to the Net Equity to be determined as of either the Estimated Balance Sheet Date or the Closing Balance Sheet Date. The Parent shall not be entitled to make further adjustments to Net Equity reflected in the Initial Balance Sheet (other than those adjustments identified in this Agreement) after the date hereof. If it is determined by the Acquiror during the period from the date hereof to the date on which the Closing Balance Sheet is delivered to the Parent that any liabilities reflected in the Initial Balance Sheet are not liabilities of a member of a Company Group or that any assets of a member of a Company Group are not reflected in the Initial Balance Sheet, then the Net Equity determined by reference to the Initial Balance Sheet shall be increased to exclude such liabilities or to include such assets up to $14,780,000 in order that they shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment.

          (c) No adjustments will be recorded in the Estimated Balance Sheet or the Closing Balance Sheet related to the allocation of the purchase price in connection with the acquisition of NIMCO.

          (d) Solely for the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, cash and cash equivalents (net of the aggregate amount of (i) outstanding checks and overdrafts drawn on bank accounts of all members of the Company Groups and (ii) any notes payable by any member of either Company Group) ("Net Cash") shall be deemed to be $11.5 million on the Initial Balance Sheet notwithstanding the $23 million in Net Cash actually reflected in the Initial Balance Sheet. No adjustment shall be made to the actual Net Cash on the Estimated Balance Sheet or Closing Balance Sheet.

          (e) To the extent that Net Cash reflected in the Estimated Balance Sheet or Closing Balance Sheet exceeds $11.5 million in compliance with Section 11.03 (f), such excess will contribute positively to any Purchase Price Adjustment calculation to the benefit of the Parent.

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          No other adjustments will be made to the Net Equity reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet or the Closing Balance Sheet for the purpose of computing the Estimated Purchase Price Adjustments or the Purchase Price Adjustment. Accordingly, any changes in the amounts of other assets or liabilities reflected in the Estimated Balance Sheet or the Closing Balance Sheet as compared with the Initial Balance Sheet will have an effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment or both.

          Section 2.11. Allocation of Purchase Price Adjustment. The Purchase Price Adjustment shall be allocated among Dresser Industries and the Seller in accordance with the Allocation Procedures of Annex D. Dresser Industries and the Seller shall be deemed to hold that portion of the Purchase Price Adjustment that it has theretofore received in constructive trust pending allocation of the entire Purchase Price Adjustment in accordance with such Allocation Procedures. Upon completion of the allocation, Dresser Industries and the Seller shall make such payments of cash in U.S. Dollars as shall be necessary to give effect to the allocation and the Parent shall, promptly after completion of the allocation, provide to the Acquiror a copy of the allocation, together with evidence, reasonably satisfactory to the Acquiror, of such payments.

          Section 2.12. Amendments to Effect Recapitalization. The parties acknowledge that certain amendments to the structure of the transactions contemplated hereby may be necessary in order to record such transactions as a Recapitalization for financial reporting purposes, as well as amendments to provide for the adjustment of the Purchase Price to account for the retention of equity by the Parent and the rollover of management equity, and the parties shall cooperate in good faith to effect such amendments.

          Section 2.13. Delayed Purchases. Notwithstanding any provisions to the contrary herein,

          (a) If at the time of the First Closing any of the Category 2A Requirements applicable to the First Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the DEGI Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the First Closing, the Parent shall (A), if the assets subject to delayed purchase have not theretofore been transferred to the DEGI Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the DEGI Group, cause the appropriate member of the DEGI Group to transfer such Equity Securities to a member of the Parent Group; (ii) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter; (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (a) shall be disregarded; and (iv) at the First Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (b) If at the time of the Second Closing any of the Category 2A Requirements applicable to the Second Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the BV Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the Second Closing, the Parent shall
               (A), if the assets subject to delayed purchase have not theretofore been transferred to the BV Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the BV Group, cause the appropriate member of the BV Group to transfer such Equity Securities to a member of the Parent Group; (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter; (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (b) shall be disregarded; and (iv) at the Second Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.

          (c) If the Equity Securities of any member of the DEGI Group or the BV Group are subject to delayed purchase pursuant to subsection
               (a) or (b) of this Section 2.13 and the operations of such member are conducted in more than one jurisdiction, the Parent and the Acquiror shall cooperate in amending Annex B to preserve the assets of such member that are located in any jurisdiction other than the Category 2A Jurisdiction resulting in the delayed purchase.

          Section 2.14. Joint Ventures.

          (a) If prior to the First Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any DEGI Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the DEGI Joint Venture owned indirectly by DEGI (giving effect to the Reorganization), (B) failed to waive any such rights or (C) failed to provide a required consent and (ii) consummation of the transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then (x) such DEGI Joint Venture shall be deemed not to be a member of the DEGI Group; (y) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such DEGI Joint Venture on
               Schedule 2.14 to the Parent's Disclosure Letter; and (z) for any determination of Net Equity, such DEGI Joint Venture shall be disregarded.

          (b) If prior to the Second Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any BV Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the BV Joint Venture owned indirectly by a BV Company (giving effect to the Reorganization),
               (B) failed to waive any such

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               rights or (C) failed to provide a required consent and (ii) consummation of the transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then
               (x) such BV Joint Venture shall be deemed not to be a member of the BV Group; (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such BV Joint Venture on Schedule 2.14 to the Parent's Disclosure Letter; and (iii) for any determination of Net Equity, such BV Joint Venture shall be disregarded.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER
                                   INDUSTRIES

          Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent represents and warrants to the Acquiror that:

          Section 3.01. Organization and Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to perform its obligations under this Agreement or any Ancillary Agreement. Dresser Industries is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to cause Dresser Industries to consummate the transactions contemplated under this Agreement or any Ancillary Agreement.

          Section 3.02. Authorization of Agreement. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent of this Agreement and each of the Ancillary Agreements to which it will be a party and the performance by the Parent of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Parent. No vote of, or consent by, the holders of any class or series of capital stock or voting debt issued by the Parent is necessary to authorize the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
be a party or the performance by the Parent of its obligations hereunder or thereunder. This Agreement has been, and each Ancillary Agreement to which the Parent will be a party will at the First Closing have been, duly executed and delivered by the Parent and (assuming due authorization, execution and delivery hereof by the Acquiror and thereof by each other party thereto) constitutes or, in the case of each such Ancillary Agreement, will at the First Closing constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

          Section 3.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Parent or any of its Affiliates (excluding the Seller and the members of the Company Groups) to permit the Parent to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to permit the Parent to consummate the transactions contemplated hereby or thereby.

          Section 3.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 3.03, neither the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Parent of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under
(i) any Legal Requirement applicable to the Parent or Dresser Industries, (ii) the Organizational Documents of the Parent or Dresser Industries, or (iii) any contract or agreement to which the Parent or Dresser Industries is a party or by which the Parent or Dresser Industries or any of their properties or assets is bound (including any provision thereof requiring any Third Person Consents) or
(b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

          Section 3.05. No Brokers. No broker, finder or investment banker (other than Morgan Stanley Dean Witter Incorporated) is entitled to any brokerage, finder's or investment banking fee or commission in connection with the transactions contemplated by this Agreement based upon

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
arrangements made by or on behalf of the Parent or its Affiliates. All fees and expenses of the Parent and its Affiliates incurred pursuant to the engagement of Morgan Stanley Dean Witter Incorporated will be discharged by the Parent.

          Section 3.06. Title to Securities. Dresser Industries has, or after giving effect to the Reorganization will have, directly or indirectly, good title to the Equity Securities of each member of the DEGI Group indicated as owned, directly or indirectly, by DEGI on Schedule 5.03(a) to the Parent's Disclosure Letter, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of the Parent or any of its Subsidiaries obligating Dresser Industries (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such member of the DEGI Group or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such member of the DEGI Group. Upon consummation of the transactions contemplated hereby, the Acquiror will acquire good title to such Equity Securities to be acquired by Acquiror hereunder directly or indirectly, free and clear of any such Liens (other than any created by the Acquiror).

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

          Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

          Section 4.01. Organization. The Seller is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary in order for the Seller to perform this Agreement and any Ancillary Agreement to which it is a party in all material respects.

          Section 4.02. Authorization of Agreement. The Seller has all requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement and each Ancillary Agreement to which it will be a party and the performance by the Seller of its obligations hereunder and thereunder have been duly and validly authorized by all requisite organizational action on the part of the Seller and, to the extent required by Law, Regulation or the Seller's Organizational Documents, by the holder of the Seller's Equity Securities. This Agreement has been, and any Ancillary Agreement to which it will be a party will at the Second Closing have been, duly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Acquiror and of any Ancillary Agreement by each Buyer) constitutes or, in the case

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
of any such Ancillary Agreement, will at the Second Closing constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

          Section 4.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and (c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Seller to permit the Seller to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to consummate the transactions contemplated hereby.

          Section 4.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 4.03, neither the execution and delivery by the Seller of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to any rights under (i) any Legal Requirement applicable to the Seller, or (ii) the Organizational Documents of the Seller, or (iii) any contract or agreement to which such Seller is a party or by which it or any of its properties or assets is bound (including any provisions thereof requiring any Third Person Consents) or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

          Section 4.05. Title to Securities. The Seller has, or after giving effect to the Reorganization will have, good title to the Equity Securities of each BV Company to be sold by the Seller hereunder as provided on Annex C, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of any Person obligating the Seller (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such BV Company or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such BV Company. Upon consummation of the transactions contemplated hereby, each Buyer will acquire good title to the Securities to be purchased by such Buyer hereunder as

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
provided on Annex B, free and clear of any such Liens (other than any created by the Acquiror or such Buyer).

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES REGARDING
                          MEMBERS OF THE COMPANY GROUPS

          Except for the representations and warranties set forth in Sections 5.01, 5.02, and 5.03, to the extent that any of the representations and warranties set forth in this Article V is made with respect to any member of a Company Group that is a Non-Controlled Entity, the representation and warranty is qualified as being given only to the Knowledge of the Parent. Each of the representations and warranties contained in this Article V, other than those made in subsection (b) of Section 5.02 but including those that are made only as of the date hereof, gives effect to the Reorganization as if the Reorganization had been effected on the date of this Agreement. Subject to the preceding provisions of this Article V, to the matters set forth in the Parent's Disclosure Letter and to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

          Section 5.01. Organization; Subsidiaries.

          (a) Each member of each Company Group is a legal entity duly organized, validly existing and in good standing (in those jurisdictions in which the concept of good standing is applicable) under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, other than any matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Each member of each Company Group is duly qualified to do business as a foreign corporation or entity and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where any such failure to be so qualified or in good standing, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Businesses. Schedule
               5.01 of the Parent's Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of the members of each Company Group, together with (a) a specification of the nature of the legal organization of each such entity, (b) the jurisdiction of incorporation or other organization of each such entity, (c) the magnitude (expressed as a percentage of the aggregate ordinary voting power of all outstanding Equity Securities of such legal entity) of the direct or indirect equity investment of the Parent (and, if different, the economic interest) in each such entity and (d) the identity of the Business to be conducted by each member of each Company Group after giving effect to the Reorganization.

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                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (b) To the extent that any member of a Company Group constitutes a "Shelf Entity" in accordance with subsection (c) of Section 2.05, such Shelf Entity, immediately prior to the time it became a member of a Company Group (i) was not a party to, and had no liability or obligation under, any executory contract or agreement, whether written or oral, and (ii) had no assets or other liabilities or obligations (whether accrued, absolute or otherwise).

          Section 5.02. Organizational Documents; Authorization; No Violation.

          (a) The Parent has heretofore made available to the Acquiror complete and correct copies of the Organizational Documents, in each case as amended or restated to the date hereof, of each member of each Company Group. None of the members of either Company Group is in violation of any of the provisions of its Organizational Documents, except for any such violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

          (b) At the time of the Reorganization, each member of each Company Group will, to the extent required, have all requisite organizational power and authority to consummate the Reorganization and the other transactions contemplated to be consummated by it by this Agreement, and the consummation of the Reorganization and such other transactions will have been, to the extent required, duly and validly authorized by all requisite company action on the part of each such entity.

          (c) The consummation of the Reorganization and the other transactions contemplated by this Agreement will not (i) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under (A) any Legal Requirement applicable to any member of either Company Group, (B) the Organizational Documents of any member of either Company Group or
               (C) any contract or agreement to which any member of either Company Group is a party or by which it or its properties or assets are bound (including any provision thereof requiring any Third Person Consent) or (ii), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (i) of this subsection (c), except for any matters described in clauses (A) and (C) of clause (i) of this subsection (c) that could not reasonably be expected, individually or in the aggregate, to prevent any member of either Company Group from consummating the Reorganization or the other transactions contemplated by this Agreement in all material respects or to have a Material Adverse Effect on the Businesses.

          Section 5.03. Capitalization.

          (a) The authorized Equity Securities of each member of each Company Group, the total outstanding Equity Securities of each such Company Group member and the name of the record holders of all the outstanding Equity Securities of each such Company

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

               Group member, in each case as of the date of this Agreement, are as set forth in Schedule 5.03(a) of the Parent's Disclosure Letter.

          (b) No Equity Securities of any member of either Company Group are reserved for issuance, and there are no outstanding options, warrants, calls, pre-emptive rights, subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member to offer, sell, issue or grant any of its Equity Securities or to redeem, purchase or acquire, or offer to purchase or acquire, any of its outstanding Equity Securities.

          (c) Except as required by this Agreement and the Reorganization, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any other Company Group member or (B) to purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any other Company Group member or (C) to grant any Lien on any outstanding Equity Securities of any other Company Group member.

          (d) All the issued and outstanding Equity Securities of each member of each Company Group that are owned directly or indirectly by the Parent have been duly authorized and are validly issued and, with respect to capital stock, are fully paid and nonassessable. All such issued and outstanding Equity Securities that are owned directly or indirectly by the Parent are owned free and clear of all Liens.

          (e) Except for matters contemplated by this Agreement or the Ancillary Agreements and for revocable proxies, if any, granted by any member of either Company Group with respect to the capital stock of another Company Group member, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which any member of either Company Group is a party or by which it is bound with respect to the voting of any Equity Securities of any Company Group member.

          Section 5.04. Title to Properties.

          (a) Schedule 5.04(a)(i) sets forth all of the Real Property owned by any member of either Company Group and Schedule 5.04(a)(ii) sets forth all of the Real Property leased by any member of either Company Group other than any such leased Real Property that is not individually or in the aggregate Material to the Businesses. The appropriate member of each Company Group has (i) good and marketable title to all of the Real Property marked as "designated" (the "Designated Real Property") on Schedule 5.04(a)(i) to the Parent's Disclosure Letter and (ii) good and defensible title to the other properties reflected in the Initial Financial Statements (other than, in the case of this clause
               (ii), (A) any properties sold or otherwise disposed of in the ordinary course of business since the Initial Balance Sheet Date, and (B) any

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               properties that are not material to the Businesses) free and clear of Liens, other than (X) Liens securing debt, the existence of which is reflected in the Initial Financial Statements, (Y) Permitted Encumbrances and (Z) Liens that are not, individually or in the aggregate, Material to the Businesses. The appropriate member of each Company Group holds under valid lease agreements
               (i) all Material Real Property reflected in Schedule 5.04(a)(ii) to the Parent's Disclosure Letter and (ii) all other properties reflected in the Initial Financial Statements as being held under capitalized leases or operating leases and enjoys peaceful and undisturbed possession of such properties under such leases, other than, in the case of clause (ii), (A) any properties as to which such leases have terminated in the ordinary course of business since the Initial Balance Sheet Date without any liability of such Company Group member party thereto that is Material to the Businesses and (B) any properties that are not, individually or in the aggregate, Material to the Businesses. Each such lease is valid and enforceable against the Company Group member party thereto and, to the Knowledge of the Parent, each other party thereto, in accordance with its terms and there is not under any such lease any existing default by the Company Group member party thereto or, to the Knowledge of the Parent, any other party thereto, or any condition, event or act which, with notice or lapse of time or action of a third Person, would constitute such a default, except in each case for matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Neither the Parent, the Seller nor any Company Group member has received any written notification of any adverse claim to the title to any properties owned by such Company Group member or with respect to any lease under which any properties are held by it, other than any claims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

          (b) Schedule 5.04(b) to the Parent's Disclosure Letter sets forth, as of the date hereof, to the extent material to a Business, all Intellectual Property owned by or registered in the name of any member of either Company Group or in which any such entity has any rights including the name of the Company Group member in whose name such Intellectual Property is registered or which has such rights and the Business to which such Intellectual Property relates. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, as of the date hereof the members of the Company Groups own, or have the valid right to use, all of the Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, after giving effect to the Reorganization, the members of the Company Groups which conduct each Business will own, or have the valid right to use, all of the Intellectual Property used in such Business.

          Section 5.05. Financial Statements.

          (a)  The Initial Financial Statements (i) are attached as Schedule
               5.05 to the Parent's Disclosure Letter, (ii) have been prepared in accordance with U.S. GAAP

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
               consistently applied, (iii) fairly present the combined financial position of the Businesses as of the respective dates thereof and the combined results of operations of the Businesses for the periods indicated and (iv) reflect all material "loss contingencies" as determined under Statement of Financial Accounting Standards No. 5 other than those for which, at the time of preparation of the Initial Financial Statements, the members of the Parent Group were expected to be responsible after giving effect to the transactions contemplated hereby.

          (b) There exist no liabilities, obligations or commitments, whether direct or indirect, absolute or contingent, of the members of either Company Group that are Material to the Businesses and that would be required to be reflected or reserved for under U.S. GAAP in an historical combined balance sheet of the members of the Company Groups, other than (i) liabilities or obligations that are reflected or reserved for in the Initial Financial Statements, (ii) liabilities or obligations excluded from the Initial Financial Statements as described in note 2 to such Initial Financial Statements, (iii) liabilities or obligations incurred in the ordinary course of business of the Businesses since the Initial Balance Sheet Date and (iv) liabilities or obligations incurred since the Initial Balance Sheet Date of the nature of liabilities that may be incurred after the date of this Agreement pursuant to subsection (b) of Section 8.02. None of the liabilities described in clauses (iii) and (iv) of the preceding sentence has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Businesses.

          (c) The books, records and accounts of the members of the Company Groups, in reasonable detail, accurately and fairly reflect in the aggregate the transactions and dispositions of the assets of the Businesses. No member of either Company Group has engaged in any Material transaction, maintained any Material bank account or used any Material corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained Books and Records of such member of either Company Group.

          (d) The notes to the Initial Financial Statements fairly reflect in all material respects all transactions between or among any member of either Company Group and any Affiliate thereof (other than transactions solely between or among the members of the Company Groups).

          Section 5.06. Authorizations. Each member of each Company Group has obtained all Authorizations that are necessary to carry on the Business related thereto as currently conducted, except for any such Authorizations that its failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. Each such Authorization (i) is in full force and effect, (ii) has not been violated in any respect and (iii) is not subject to any suspension, revocation or cancellation, other than for matters, in any such case, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. There is no action, proceeding or investigation pending or, to the Knowledge of the Parent, threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in any circumstances in which the suspension, revocation or cancellation of such

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

          Section 5.07. Compliance With Laws; Regulation of Businesses. Each member of each Company Group is and, to the extent that any noncompliance could reasonably be expected to have current consequences, has been in compliance with all applicable Laws and Regulations and any Orders applicable to any such entity, other than Environmental Laws and, to the extent applicable to the execution, delivery and performance of this Agreement, foreign competition Laws and except such events of noncompliance or defaults that, individually or, with respect to multiple events of noncompliance or defaults arising out of the same facts or circumstances, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. To the Knowledge of the Parent, each member of each Company Group has at all times been in compliance with, and continues to comply with, the Foreign Corrupt Practices Act of 1977, as amended.

          Section 5.08. Taxes. Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses:

          (a) (i) all Tax Returns that were required to be filed by or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete insofar as such items are related to or affect a member of a Company Group, (iii) all Taxes shown as due on each such Tax Return have been timely paid in full insofar as such Taxes are related to or affect a member of a Company Group, (iv) insofar as such items are related to or affect a member of a Company Group, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax and
               (v) all Tax withholding and deposit requirements imposed on or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been satisfied in full in all respects;

          (b) no member of a Company Group (or the Parent Group insofar as it affects any member of a Company Group) has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

          (c) there are no pending Tax audits or examinations and no proposed deficiencies or other claims for unpaid Taxes of any member of a Company Group for which written notice has been received;

                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

          (d) Schedule 5.08(d) to the Parent's Disclosure Letter contains a list as of the date hereof of (i) all tax allocation or sharing agreements to which any member of either Company Group is a party and (ii) each member of a Company Group that has any liability for the Taxes of any other Person (other than members of its respective Company Group) under United States Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law);

          (e) the aggregate unpaid Taxes of all members of the Company Groups (computed with respect to each such member on the basis of the income, operations and activities of such member through the Closing Date as if the applicable taxable year of such member ended on the Closing Date) did not, as of the date of the Closing, exceed the amounts reserved for Tax liability (as distinguished from any reserve for deferred taxes established to reflect timing differences between book and tax income) in the reserve for Taxes set forth on the face of (rather than in any notes to) the Closing Financial Statements;

          (f) none of the assets of any member of any Company Group is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

          (g) none of the assets of any member of any Company Group directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

          (h) none of the assets of any member of any Company Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

          (i) each member of each Company Group that is not a corporation is properly classified for United States federal income tax purposes as a partnership or a disregarded entity, and not as an association or publicly traded partnership taxable